Exhibit 3(a)

MCI Income Fund V, LLC

a Delaware limited liability company

AND

UMB Bank, N.A.

Trustee

INDENTURE

Dated as of __________, 2020

Debt Securities

TABLE OF CONTENTS(1)

(1) This Table of Contents does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

INDENTURE

INDENTURE, dated as of _________, 2020, between MCI INCOME FUND V, LLC, a Delaware limited liability company (the “Company”), and UMB Bank, N.A., a national banking association, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of secured debt securities (hereinafter referred to as the “Bonds”) to be issued as registered Bonds without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Bonds are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Bonds by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Bonds.

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01    Definitions of Terms.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in said Trust Indenture Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“Affiliate” as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Authenticating Agent” means an authenticating agent with respect to the Bonds appointed by the Trustee pursuant to Section 2.09.

“Bankruptcy” shall mean, for any Person, the (i) commencement of a voluntary bankruptcy case by that Person; (ii) consent to the entry of an order for relief against such Person in an involuntary bankruptcy case; (iii) consent to the appointment of a custodian of it or for all or substantially all of its property.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

 “Bonds” means any debt security authorized, authenticated and delivered under this Indenture, together with all classes, sub-classes, series and sub-series of any such securities. As of the date of this Indenture, the only Bonds available for issuance hereunder were Series A Bonds and Series B Bonds.

“Bondholder”, “holder of Bonds”, “registered holder”, or other similar term, means the Person or Persons in whose name or names a particular Bond shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Bond Register” has the meaning given in Section 2.04.

“Bond Registrar” has the meaning given in Section 2.04.

“Bond Service Obligation” means the amount payable by the Company in principal and interest on the Bonds each Interest Accrual Period.

“Business Day” means any day other than a day on which federal or state banking institutions in the City of New York, New York, are authorized or obligated by law, executive order or regulation to close.

“Cash and Cash Equivalents” shall have the meaning prescribed by GAAP

“Certificate” means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of Section 13.07.

“Change of Control Repurchase Event”, means (A) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the membership units entitling that person to exercise more than 50% of the total voting power of all the membership units entitled to vote in meetings of the Company (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (B) following the closing of any transaction referred to in subsection (A), neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, or the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or the Nasdaq Stock Market.

“Closing” means each closing of sales of the Bonds.

“Collateral Documents” means (i) the Pledge and Security Agreement; and (ii) any other agreements, documents or instruments, including any financing statements and amendments or supplements thereto, creating, perfecting or evidencing any Liens securing any Bonds, and any other obligation under this Indenture or the Collateral Documents.

“Commission” means the United States Securities and Exchange Commission.

“Company” means MCI INCOME FUND V, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, and, subject to the provisions of Article X, shall also include its successors and assigns.

“Company Assets” means, with respect to the Company, all assets and interests in assets of the Company, whether real, personal or mixed, whether directly owned or indirectly owned, including without limitation interests owned in Subsidiaries, whether now owned or existing or hereafter acquire or arising and wheresoever located.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 928 Grand Blvd, 12th Floor, Kansas City, Missouri 64106, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

 “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” has the meaning given in Section 2.02.

"Depositary" means, with respect to the Bonds, DTC, Cede & Co. or Phoenix American Financial Services, Inc., as the case may be, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” means The Depository Trust Company.

 “Event of Default” means any event specified in Section 6.01, continued for the period of time, if any, therein designated, after the applicable cure period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Governmental Obligations” means securities that are (i) direct obligations (other than obligations subject to variation in principal repayment) of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable prior to maturity at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Herein”, “hereof” and “hereunder”, and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Holder Redemption Event” has the meaning set forth in Section 3.04(a).

“Indebtedness” means, with respect to any Person and without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital lease obligations) or the expenditure for any services or representing any hedging obligations, including without limitation, any such balance that constitutes an accrued expense or an account or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, (a) the guarantee of items that would be included within this definition, and (b) liability for items that would arise by operation of a Person’s status as a general partner of a partnership.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Interest Payment Date” means the Interest Payment Date corresponding to the first full fiscal quarter following the initial issuance of the Bonds.

“Interest Accrual Period” means, if interest has been paid, the applicable fiscal quarter immediately preceding an Interest Payment Date, or if interest has not been paid, from the date of issuance to the end of the first full fiscal quarter occurring thereafter.

“Interest Payment Date” means any January 25th, April 25th, July 25th, and October 25th, beginning with the Initial Interest Payment Date and continuing until the Bonds have been repaid in full or are otherwise no longer Outstanding.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction).

“Manager” means the Manager of the Company as may be designated from time to time in accordance with the Company’s operating agreement. As of the date hereof, the Manager is Megatel Capital Investments, LLC, a Delaware limited liability company.

“Manager’s Certificate” means a certificate signed by the Manager of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 13.07, if and to the extent required by the provisions thereof.

“Maturity Date” means, with respect to any Security, the date on which the principal of such Security becomes due and payable as therein provided.

“Maturity Record Date” means, with respect to any Security, as of the close of business on the first Business Day that is at least 31 days prior to the Maturity Date or redemption date applicable to such Security.

“Notice of Maturity” means a notice from the Company to a Bondholder that the Bondholder’s Bonds will be maturing on the related Maturity Date.

“Opinion of Counsel” means an opinion in writing of legal counsel, who may be an employee of or counsel for the Company that is delivered to the Trustee in accordance with the terms hereof.

“Outstanding” means, subject to the provisions of Section 8.04, as of any particular time, all Bonds theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Bonds theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Bonds or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been irrevocably set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Bonds or portions of such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered pursuant to the terms of Section 2.06.

“Person” means any individual, corporation, limited liability company, partnership, joint-venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement by and between the Company and the Trustee (in its capacity as trustee under this Indenture), as the same may be amended, modified or supplemented from time to time in the future, which agreement is a Collateral Document with respect to the Bonds issued hereunder. The form of Pledge and Security Agreement is attached hereto as Exhibit B.

“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

“Price to Public” means $1,000 per Bond.

“Record Date” means, for each fiscal quarter, the last day of such fiscal quarter.

“Repayment Election” means a written notice from a Bondholder to the Company stating that repayment of the Bondholder’s Bonds is required in connection with the maturity of such Bonds.

“Repurchase Date” shall have the meaning set forth in Section 3.04(b).

“Repurchase Penalty” means, (i) if the Repurchase Request is for disability or bankruptcy, there is no penalty; (ii) if the Repurchase Request is for Death, then 10% of the initial principal amount of such Bond or beneficial interest being repurchased; and (iii) if the Repurchase Request is for any other reason, then 12% of the initial principal amount of such Bond or beneficial interest being repurchased.

“Repurchase Price” means, with respect to any Bond to be repurchased, the principal amount of such Security plus the interest accrued but unpaid during the Interest Accrual Period up to but not including the Repurchase Date for such Bond, minus the Repurchase Penalty, if any.

“Repurchase Request” means a written notice from a Bondholder to the Company stating that such Bondholder is making an irrevocable request for the Company to repurchase such Bondholder’s Bonds pursuant to Section 3.04.

“Responsible Officer” when used with respect to the Trustee means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Series A Bonds” are a series of Bonds authorized for issuance under the Indenture, the form of which is attached to this Indenture as Exhibit A-1.

“Series B Bonds” are a series of Bonds authorized for issuance under the Indenture, the form of which is attached to this Indenture as Exhibit A-2.

“Subsidiary” means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“Total Permanent Disability” means a determination by a physician approved by the Company that the Bondholder or the holder of a beneficial interest in a Bond, who is a natural person and who was gainfully employed on a full-time basis at the date they were issued such Bond, is unable to work on a full-time basis at all during the immediately succeeding 24-month period. For purposes of this definition, “working on a full-time basis” shall mean working at least 40 hours per week.

“Trustee” means UMB Bank, N.A., and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person.

 “Voting Stock”, as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Section 1.02    Rules of Construction

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)    the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(6)    the masculine gender includes the feminine and the neuter; and

(7)    references to agreements and other instruments include subsequent amendments and supplements thereto.

Section 1.03    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture or any Bond, they may, but need not, be consolidated and form one instrument.

ARTICLE II
ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND
EXCHANGE OF SECURITIES

Section 2.01    Form of Bonds and Trustee’s Certificate.

The Bonds may be issued in book-entry form, uncertificated form, or certificated form. Except for Bonds held by a Depositary through a global note, Bonds will only be certificated at the Company’s discretion. In the event the Bonds are issued in certificated form, the Bonds and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Bonds may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Bonds may be listed, or to conform to usage. The terms and conditions contained in the Bonds shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The aggregate principal amount of Bonds that may be issued under this Indenture is unlimited. Bonds shall be issued from time to time upon receipt by the Trustee of a written order of the Company certifying that a Closing has occurred, stating the terms and conditions of the Bonds and principal amount of Bonds to be issued and that it has delivered to the Trustee the items required by Section 2.03. All Bonds issued under this Indenture shall rank pari passu. For Bonds issued, at the request of the Trustee, the Company shall deliver prior to issuance of such Bonds a Form W-9 for each registered holder of such Bonds and any other information required by law or as reasonable requested by the Paying Agent/Registrar to maintain the Bond Register and make the payments to the registered holders. The Paying Agent/Registrar may conclusively rely upon such information provided by the Company.

Section 2.02    Denominations, Provisions for Payment, Maturity.

(a) The Bonds shall be issuable as registered Bonds and in the denominations of One Thousand U.S. dollars ($1,000) or any integral multiple thereof. The Bonds shall bear interest from the date of issuance at the rate prescribed on the Bond, payable monthly in arrears on each Interest Payment Date. Interest payable shall be calculated using the Interest Accrual Period immediately preceding such Interest Payment Date. Each Bond shall be dated the date of its authentication by the Trustee. Interest on the Bonds shall be computed on the basis of a 365-day year. The interest installment on any Bond that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name said Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest installment. In the event that any Bond is called for redemption and the redemption date is subsequent to a Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Bond will be paid upon presentation and surrender of such Bond as provided in Section 3.03. Notwithstanding any other provisions of this Section 2.02, payment of principal and any interest on the Bonds shall be made by the Paying Agent to the registered owner of the Bonds or to a Depositary or its nominee, as the case may be, as the sole registered owner and holder of the Bonds for all purposes under this Indenture.

(b) Any interest on any Bond that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”), subject to the cure period in each Bond shall forthwith cease to be payable to the registered holder on the relevant Record Date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1)    The Company may make payment of any Defaulted Interest on Bonds to the Persons in whose names such Bonds (or their respective Predecessor Bonds) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Bond and the date of the proposed payment, and at the same time the Company shall deposit with the paying agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Bondholder at his or her address as it appears in the Bond Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Bonds (or their respective Predecessor Bonds) are registered on such special record date.

(2)    The Company may make payment of any Defaulted Interest on any Bonds in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Bond.

(c)          All Bond redemptions by the Bondholders will be subject to an aggregate limit of 5.0% [of total Bonds outstanding] during each three-year term of the Bonds, and 1.0% [of total Bonds outstanding] per year.

(1)      The Bonds will be redeemable at the election of the Bondholder subject to certain limits below. To be redeemed, the Bondholder must provide written notice to the Bond Registrar between [June 15] and [June 30] of [2025]. If no notice is given, then the Bonds will be extended for an additional three-year term, upon the same terms. Bondholders will be able to provide written notice to the Bond Registrar between [June 15 and June 30] of [2028]. If no notice is given, then the Bonds will be extended for the final additional three-year term, upon the same terms. The Company will have 120 days from the date that any such redemption notice is provided to begin redeeming the Bondholder’s Bonds at a price per Bond equal to $880 plus any accrued but unpaid interest on the Bond. Bond redemptions validly received (not postmarked) will be redeemed pro-rata if more redemptions are received than can be accommodated.  If the Bonds are not renewed, the Company will pay the principal remaining on the Bonds in 10 equal payments over the 10 subsequent calendar quarters. If the Bonds have not covered the initial costs and expenses of the ofering, then the principal remaining on the Bonds will be paid back in 20 equal payments over the subsequent 20 calendar quarters.

(2)           Within 60 days of the death, total permanent disability, or bankruptcy of a Bondholder who is a natural person, the estate of such Bondholder, such Bondholder, or legal representative of such Bondholder may request that the Company repurchase, in whole but not in part and without penalty, the Bonds held by such Bondholder by delivering tothe Company a written notice requesting such Bonds be redeemed. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to have his or her Bonds redeemed. If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Bondholder upon the death of the spouse, or (ii) the disabled or bankrupt Bondholder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Bond unless each Bondholder has been affected by such an event.

Upon receipt of redemption request in the event of death, total permanent disability or bankruptcy of a Bondholder, the Company will designate a date for the redemption of such Bonds and notify the Trustee therefor, which date shall not be later than after 120 days we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be redeemed. For redemption requests due to death, on the designated date, such Bonds will be redeemed at a price per Bond equal to $910 plus any accrued and unpaid interest, to but not including the date on which the Bonds are redeemed. For other requests, on the designated date, such Bonds will be redeemed at a price per Bond that is equal to all accrued and unpaid interest, to but not including the date on which the Bonds are redeemed, plus the then outstanding principal amount of such Bond.

(d) The Bonds may be redeemed at the Company’s option at no penalty within 18 months of maturity. The Company may extend, with written notice to the Bondholders and the Trustee, the maturity on the Bonds for two six-month periods in order to facilitate redemption of the Bonds in the Company’s sole discretion. If the Bonds are renewed for any additional three-year term, the Company may exercise its option to redeem the Bonds at any time during such renewal period. Any redemption will occur at a price equal to the then outstanding principal amount of the Bonds, plus any accrued but unpaid interest.

(e) If the Company pursues a liquidity event, with a focus on a merger with or into Megatel or its affiliates in connection with a potential initial public offering by Megatel or its affiliates, but which may involve another merger or other transaction in which the Bondholders may elect to receive shares of a publicly traded company and/or cash. Such merger event may begin prior to any Redemption date. If the Company elects to participate in the merger event, it shall provide written notice therefor to the Trustee and each Bondholder that each Bondholder may make an election as to whether to (i) retain his or her Bond, (ii redeem his or her Bond pursuant to other available redemption options discussed herein, or (iii) convert his or her Bond into the resulting public security.

(f)           The above Sections 2.02(c),2.02(d), and 2.02(e) shall govern redemption or maturity of Bonds at maturity notwithstanding anything contained to the contrary in Article III of this Indenture.

Section 2.03    Execution and Authentication.

If the Bonds are certificated, the Bonds shall be signed on behalf of the Company by an authorized signatory. Signatures may be in the form of a manual or facsimile signature. The Company may use the facsimile signature of any Person who shall have been an authorized signatory, notwithstanding the fact that at the time the Bonds shall be authenticated and delivered or disposed of such Person shall have ceased to be an authorized signatory of the Company. The Bonds may contain such notations, legends or endorsements required by law, stock exchange rule or usage. A Bond shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Bonds executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Bonds, signed by an authorized signatory of the Company and the Trustee in accordance with such written order shall authenticate and deliver such Bonds.

Prior to the initial issuance of any Bonds, in accepting the additional responsibilities under this Indenture in relation to such Bonds and any Bonds to be issued thereafter, the Trustee shall receive (i) an Opinion of Counsel to the Issuer stating that (a) the Company is permitted by law to enter into this Indenture, (b) the form and terms of the Bonds have been established in conformity with the provisions of this Indenture, the Regulation A Offering Statement on Form 1-A filed with the SEC on __________, 2020 as amended, all SEC requirements, and other applicable laws and regulations, and (3) that all Bonds, when issued by the Company and if applicable, authenticated by the Trustee will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to any Bankruptcy Law or other insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) a Manager’s Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Bonds have been complied with and that, to the best of the knowledge of the signers of such Manager’s Certificate, no Event of Default with respect to any of the Bonds shall have occurred and be continuing. Additionally, prior to the issuance of any Bonds after the initial issuance, the Company shall deliver to the Trustee a Manager’s Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Bonds have been complied with and that, to the best of the knowledge of the signers of such Manager’s Certificate, no Event of Default with respect to any of the Bonds shall have occurred and be continuing. The Trustee may conclusively rely upon the Opinion of Counsel and Manager’s Certificate in authenticating the Bonds (if applicable) and accepting the responsibility under this Indenture. The Trustee shall not be required to authenticate such Bonds if the issue of such Bonds pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Bonds and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.04    Registration of Transfer and Exchange.

(a)    Bonds may be exchanged upon presentation thereof at the office or agency of the Bond Registrar (as defined herein), for other Bonds of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Bonds so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Bond or Bonds that the Bondholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b)    The Company shall keep, or cause to be kept, at its office or agency designated for such purpose by the Company, a register or registers (herein referred to as the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Bond Registrar shall register the Bonds and the transfers of Bonds as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Bonds and transfer of Bonds as herein provided shall be appointed as authorized by an authorized signatory of the Company (the “Bond Registrar”). The initial Bond Registrar is UMB Bank, N.A. Upon surrender for transfer of any certificated Bond at the office or agency of the Bond Registrar or upon receipt of the written request of the registered holder of any uncertificated Bonds together with all documentation required by law or a reasonably requested by the Bond Registrar, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Bond as the Bond presented for a like aggregate principal amount. All uncertificated and certificated Bonds presented or surrendered for exchange or registration of transfer (or with respect to uncertificated Bonds, requested to be transferred), as provided in this Section, shall be accompanied (if so required by the Company or the Bond Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Bond Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

For the avoidance of doubt, in purchasing any uncertificated Bonds, the bondholders of such uncertificated Bonds and the Company expressly acknowledge and agree that the transfer requirements with respect to certificated Bonds may be imposed for the transfer of any uncertificated Bonds and the transfer of any uncertificated Bonds shall be in accordance with any SEC regulations or other applicable laws, if any.

(c)    No service charge shall be made for any exchange or registration of transfer of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.04, Section 3.03(b) and Section 9.04 not involving any transfer.

(d)           The transfer and exchange of beneficial interests in the Bonds represented by global notes will be effected through the respective Depositary, in accordance with the procedures of the Depository.

 (e)           At any time prior to cancellation of a Bond, if any beneficial interest in a Bond represented by a global note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Bond, the registered holder of the such Bond will provide written direction to the Trustee to reduce the principal amount represented by such Bond held by the Depository and an endorsement will be made on such Bond by the Trustee or by the respective Depositary to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Bond, the registered holder of such Bond will provide written direction to the Trustee to increase such other Bond and an endorsement will be made on such Bond by the Trustee or by the respective Depositary. The Trustee may conclusively rely upon any such written direction from the registered holders received in accordance with this Section.

Section 2.05    [Intentionally Deleted]

Section 2.06    Mutilated, Destroyed, Lost or Stolen Bonds.

In case any certificated Bond shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Bond bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Bond, or in lieu of and in substitution for the Bond so destroyed, lost or stolen. In every case the applicant for a substituted Bond shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Bond and of the ownership thereof. The Trustee may authenticate any such substituted Bond and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Bond, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Bond that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Bond, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Bond) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Bond and of the ownership thereof. Every replacement Bond issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Bond shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder. All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.07    Cancellation.

All certificated Bonds surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Bonds shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. The Trustee may dispose of canceled Bonds in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Bonds, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Bonds unless and until the same are delivered to the Trustee for cancellation.

Section 2.08    Benefits of Indenture.

Nothing in this Indenture or in the Bonds, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Bonds any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Bonds.

Section 2.09    Authenticating Agent.

So long as any of the Bonds remain Outstanding there may be an Authenticating Agent for any or all Bonds which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Bonds issued upon exchange, transfer or partial redemption thereof, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination, or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

Section 2.10    Global Form of Bonds

If the Company issues the Bonds in global form, the Company may issue a Bond only to a Depositary.  A Depositary may transfer a Bond only to its nominee or to a successor Depositary.  A Bond shall represent the amount of the securities specified therein.  A Bond may have variations that the Depositary requires or that the Company considers appropriate for such a security.

Prior to due presentment of the Bond(s) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Bond(s) is registered as the owner of such Bonds for the purpose of receiving payment of principal of and interest on such Bond(s) and for all other purposes whatsoever, whether or not such Bond(s) be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Beneficial owners of part or all of a Bond are subject to the rules of the Depositary as in effect from time to time.  The Company, the Trustee and any agent of the Company or Trustee shall not be responsible for any acts or omissions of a Depositary, for any Depositary records of beneficial ownership interests or for any transactions between the Depositary and beneficial owners.

Section 2.11    Book-Entry Registration for Uncertificated Bonds

Except for certificated Bonds or bonds held with a Depositary, the Bond Registrar shall maintain a book-entry registration and transfer system through the establishment and maintenance of the Bond Register for the benefit of Bondholders as the sole method of recording the ownership and transfer of ownership interests in such Bonds. The registered owners established by the Bond Registrar in connection with the purchase or transfer of the Bonds shall be deemed to be the Bondholders of the Bonds outstanding for all purposes under this Indenture. The Company (or its duly authorized Agent) shall promptly notify the Bond Registrar of the acceptance of a subscriber’s purchase of a Bond and, upon receipt of such notice, the Bond Registrar shall establish an account for such Bond by recording a credit to its book-entry registration and transfer system to the account of the related Bondholder for the principal amount of such Bond owned by such Bondholder and issue a confirmation to the Bondholder, with a copy being delivered to the Trustee, on behalf of the Company. The Bond Registrar shall make appropriate credit and debit entries within each account to record all of the applicable actions under this Indenture that relate to the ownership of the related Bonds and issue confirmations to the related Bondholders as set forth herein, with copies being delivered to the Trustee, on behalf of the Company. For example, the total amount of any principal or interest due and payable to the Bondholders of the accounts maintained by the Bond Registrar as provided in this Indenture shall be credited to such accounts by the Bond Registrar within the time frames provided in this Indenture, and the amount of any payments of principal and/or interest distributed to the Bondholders of the accounts as provided in this Indenture shall be debited to such accounts by the Bond Registrar. The Trustee may review the book-entry registration and transfer system as it deems necessary to ensure the Bond Registrar’s compliance with the terms of the Indenture.

Section 2.12    CUSIP Numbers

The Company may obtain and use one or more CUSIP numbers for the Bonds (if then generally in use) and may also obtain and use different CUSIP numbers for Bonds of the same class or series that have different issuance dates, Maturity Dates or interest rates. If CUSIP numbers are so obtained, the Trustee shall use CUSIP numbers in notices of redemption or purchase as a convenience to Bondholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption or purchase, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE III

REDEMPTION OF SECURITIES

Section 3.01    Redemption

The Bonds may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in this Article III and on the Bonds, together with accrued and unpaid interest to the redemption date. If the Company elects to redeem Bonds pursuant to this Article III, it shall notify the Trustee in writing of the redemption date, the redemption price and the principal amount of Bonds to be redeemed. The Company shall give notice of redemption to the Trustee not less than ten (10) days and not more than sixty (60) days before the redemption date, together with such documentation and records as shall enable the Trustee to select the Bonds to be redeemed. If a Change of Control Repurchase Event occurs while any Bonds remain outstanding, the Company shall immediately provide written notice to the Trustee and Bondholders and shall make an offer to each Bondholder to repurchase all or any amount of each Bondholder’s Bonds at the redemption price set forth on the Bond.

Section 3.02    Notice of Redemption.

(a)    In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Bonds in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Bonds to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than five (5) days and not more than sixty (60) days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Bond Register unless a shorter period is specified in the Bonds to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Bond designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Bonds. In the case of any redemption of Bonds prior to the expiration of any restriction on such redemption provided in the terms of such Bonds or elsewhere in this Indenture, the Company shall furnish the Trustee with a Manager’s Certificate evidencing compliance with any such restriction. Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Bonds are to be redeemed, and shall state that payment of the redemption price of such Bonds to be redeemed will be made at the office or agency of the Company in the City of Dallas, Texas, or such other location designated by the Company, upon presentation and surrender of such Bonds, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue, and the CUSIP number of the Bonds and state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in the notice or printed on the Bonds. If less than all the Bonds are to be redeemed, the notice to the holders of Bonds to be redeemed in whole or in part shall specify the particular Bonds to be so redeemed. In case any Bond is to be redeemed in part only, the notice that relates to such Bond shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the redemption date, upon surrender of such Bond, a new Bond or Bonds in principal amount equal to the unredeemed portion thereof will be issued.

(b)    If less than all the Bonds are to be redeemed, the Company shall give the Trustee at least fifteen (15) days’ notice (unless a shorter period is satisfactory to the Trustee) in advance of the date fixed for redemption as to the aggregate principal amount of Bonds to be redeemed, and thereupon the Trustee shall select in a manner that complies with the requirements, if any, of any applicable stock exchange or which the Bonds are listed and that the Trustee deems appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to one thousand U.S. dollars ($1,000) or any integral multiple thereof) of the principal amount of such Bonds of a denomination larger than $1,000, the Bonds to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Bonds to be redeemed, in whole or in part. The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by an authorized signatory of the Company, instruct the Trustee or any paying agent to call all or any part of the Bonds for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent as it may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Bond Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

Section 3.03    Payment Upon Redemption

(a) If the giving of notice of redemption shall have been completed as above provided, the Bonds or portions of Bonds to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Bonds or portions of Bonds shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Bond or portion thereof. On presentation and surrender of such Bonds on or after the date fixed for redemption at the place of payment specified in the notice, said Bonds shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable Record Date pursuant to Section 2.02).

(b)    Upon presentation of any Bond that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Bond is presented shall deliver to the holder thereof, at the expense of the Company, a new Bond of authorized denominations in principal amount equal to the unredeemed portion of the Bond so presented.

Section 3.04    Redemption upon Death or Disability or Bankruptcy

(a) Subject to subsection (b) below, within 60 days of the death, Total Permanent Disability or Bankruptcy of a holder who is a natural person or a Person who beneficially holds Bonds represented by a global note (a “Holder Redemption Event”), the estate of such Person, such Person, or legal representative of such Person may require the Company to repurchase, in whole but not in part, without penalty, the Bonds held or beneficially held by such Person (including Bonds of such Person held or beneficially held in his or her individual retirement accounts), as the case may be, by delivering to the Company a Repurchase Request; provided, however, that in the case of a Repurchase Request by a Person who beneficially holds represented by a global note, such Repurchase Request shall be valid only if delivered through the Depositary, in its capacity as the registered holder of the global note with respect to which such beneficial holder holds his or her beneficial interest in a Bond.

Any Repurchase Request shall specify the particular Holder Redemption Event giving rise to the right of the holder or beneficial holder to have his or her Securities or beneficial interest in a global note repurchased by the Company. If a Bond or beneficial interest in a global note is held jointly by natural persons who are legally married, then a Repurchase Request may be made by (i) the surviving holder or beneficial holder upon the occurrence of a Holder Redemption Event arising by virtue of a death, or (ii) the disabled or bankrupt holder or beneficial holder (or a legal representative) upon the occurrence of a Holder Redemption Event arising by virtue of a Total Permanent Disability or Bankruptcy. In the event a Bond or beneficial interest in a global note is held together by two or more natural persons that are not legally married (regardless of whether held as joint tenants, co-tenants or otherwise), neither of these persons shall have the right to request that the Company repurchase such Bond or beneficial interest in a global note unless a Holder Redemption Event has occurred for all such co-holders or co-beneficial holders of such Bond. A holder or beneficial holder that is not an individual natural person does not have the right to request repurchase under this Section.

(b) Upon receipt of a Repurchase Request under subsection (a) above, the Company shall designate a date for the repurchase of such Security (the “Repurchase Date”) and notify the Trustee of such Repurchase Date, which date shall not be later than the 15th day of the month next following the month in which the Company receives facts or certifications establishing to the reasonable satisfaction of the Company the occurrence of a Holder Redemption Event. On the Repurchase Date, the Company shall pay the Repurchase Price to the Paying Agent for payment to the holder, or the estate of the holder, in accordance with the terms of the Bond being repurchased and the Paying Agent shall pay out such Repurchase Price upon the surrender of the Bond to the Trustee. No interest shall accrue on a Bond to be repurchased under this Section for any period of time on or after the Repurchase Date for such Bond, provided that the Company has timely tendered the Repurchase Price to the Paying Agent.

ARTICLE IV
COVENANTS

Section 4.01    Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any), interest and any other amounts due on the Bonds at the time and place and in the manner provided herein and established with respect to such Bonds, subject to any cure period set forth in the Bond.

Section 4.02    Maintenance of Office or Agency.

So long as the Bonds remain Outstanding, the Company agrees to cause to be maintained an office of the Bond Registrar, where (i) Bonds may be presented for payment, (ii) Bonds may be presented as herein above authorized for registration of transfer and exchange, and an office of the Company where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by an authorized signatory of the Company and delivered to the Trustee, designate some other office or agency in the City of Dallas, Texas for such purposes or any of them.

Section 4.03    Paying Agents.

(a)    The Company hereby appoints UMB Bank, N.A. as the initial paying agent. If the Company shall appoint one or more paying agents for the Bonds, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section:

(1)    that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Bonds (whether such sums have been paid to it by the Company or by any other obligor of such Bonds) in trust for the benefit of the Persons entitled thereto;

(2)    that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Bonds) to make any payment of the principal of (and premium, if any) or interest on the Bonds when the same shall be due and payable;

(3)    that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(4)    that it will perform all other duties of paying agent as set forth in this Indenture.

(b)    If the Company shall act as its own paying agent with respect to the Bonds, it will on or before each due date of the principal of (and premium, if any) or interest on Bonds, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Bonds) to take such action. Whenever the Company shall have one or more paying agents, it will, prior to each due date of the principal of (and premium, if any) or interest, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

 (c)    Notwithstanding anything in this Section to the contrary,

(1)    the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.05, and

(2)    the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

Section 4.04    Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.11, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.05    Compliance with Consolidation Provisions.

The Company will not, while any of the Bonds remain Outstanding, consolidate with or merge into any other Person, in either case where the Company is not the survivor of such transaction, or sell, convey, transfer or otherwise dispose of its property as an entirety or substantially as an entirety to any other Person unless the provisions of Article X hereof are complied with.

Section 4.06    Debt Limit.

The Company will not, directly or indirectly through Subsidiaries, incur [indebtedness], exclusive of (i) the principal owed on the Outstanding Bonds and (ii) any loans held as assets by the Company.

Section 4.07    Intentionally Deleted.

Section 4.08    Liens.

The Company will not allow or permit a Lien on any Company Assets senior to that of the most senior security interest of the Bondholders under the Collateral Documents without the approval or permission of the holders of at least a majority in principal amount of the Bonds at the time Outstanding by execution of an intercreditor agreement between the Trustee, Company, and any such creditor in a form satisfactory to the holders of at least a majority in principal amount of the Bonds at the time Outstanding.

Section 4.09    Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or Company Assets; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any Company Asset; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Company has set apart and maintain an adequate reserve.

Section 4.10     Further Assurances; Recording

The Company is, simultaneous with the execution of this Indenture, executing the Pledge and Security Agreement to pledge, assign and grant to the Trustee, on behalf of the Bondholders, a security interest in all of the Company’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral (as defined in the Pledge and Security Agreement).

The Bondholders, in purchasing the Bonds, hereby authorize and direct the Trustee to enter into the Pledge and Security Agreement.

The Company will cause this instrument and all supplemental indentures and other instruments of further assurance and other security documents, including all financing statements covering security interests in personal property, to be promptly recorded, registered, and filed, and will execute and file such financing statements and continuation statements, and the Company will cause to be kept recorded, registered, and filed, and, when necessary and as requested by the Company, to re-record, re-register, and re-file, the same, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Bondholders and the Trustee. The Trustee shall not be responsible for the sufficiency of accuracy of any financing statements initially filed to perfect security interests granted under this Indenture, the Pledge and Security Agreement or any supplemental indentures nor for the maintenance or continuation of such financing statements. The Company shall be responsible for the costs incurred by the Company in the preparation and filing of all continuation statements hereunder.

ARTICLE V
BONDHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND
THE TRUSTEE

Section 5.01    Company to Furnish Trustee Names and Addresses of Bondholders.

The Company will furnish or cause to be furnished to the Trustee at such times as the Trustee may request in writing within thirty (30) days after the receipt by the Company of any such request, a list of the names and addresses of the registered holders of the Bonds as of a date not more than fifteen (15) days prior to the time such list is furnished of the registered owners; provided, however, that no such list need be furnished for any Bonds for which the Trustee shall be the Bond Registrar.

Section 5.02    Preservation of Information; Communications with Bondholders.

(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Bonds contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Bonds received by the Trustee in its capacity as Bond Registrar (if acting in such capacity).

(b)    The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c)    Bondholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Bondholders with respect to their rights under this Indenture or under the Bonds.

Section 5.03    Reports by the Company.

(a) The Company shall provide to the Trustee:

(1) within forty-five (45) days after filing with the SEC, paper copies or, if such documents are readily available on the Commission’s website, notification of the availability of, the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or as otherwise required by the Securities Act or by rule or regulation of the Commission; and

(2) so long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, annual financial statements delivered pursuant to clause (i) above shall be accompanied by a written statement of the Company’s independent public accountants to the effect that, in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated the provisions of Section 4.01 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(b) The Company, or such other entity as the Company shall designate as Bond Registrar, shall provide the Trustee at intervals of not more than six months with management reports providing the Trustee with such information regarding the accounts maintained by the Company for the benefit of the Bondholders as the Trustee may reasonably request, which information shall include at least the following for the relevant time interval from the date of the immediately preceding report: (i) the outstanding balance of each account at the end of the period; (ii) interest credited for the period; (iii) repayments, repurchases and redemptions, if any, made during the period; and (iv) the interest rate paid on each Bond in such account maintained by the Bond Registrar during the period.

(c) Notwithstanding any provision of this Indenture to the contrary, the Company shall not have any obligation to maintain any of its securities (including the Securities hereunder), including without limitation its common stock, as securities registered under the Exchange Act or the Securities Act, or as securities listed and publicly traded on any national securities exchange.

ARTICLE VI
REMEDIES OF THE TRUSTEE AND BONDHOLDERS ON EVENT OF DEFAULT

Section 6.01    Events of Default.

(a)    Whenever used herein, “Event of Default” means any one or more of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), after the requisite cure period has expired:

(1)    the Company defaults in the payment of any installment of interest upon any of the Bonds as and when the same shall become due and payable, and continuance of such default for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least a majority in principal amount of the Bonds at the time Outstanding; provided, however, that a valid extension of an interest payment period agreed-to by the Trustee (at the direction of holders of at least a majority in principal amount of the Bonds at the time Outstanding) in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

(2)    the Company defaults in the payment of the principal of (or premium, if any, on) any of the Bonds as and when the same shall become due and payable, and continuance of such default for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least a majority in principal amount of the Bonds at the time Outstanding, whether at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Bonds in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any;

(3)    the Company fails to observe or perform any other of its covenants or agreements contained in this Indenture for a period of one hundred twenty (120) days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least a majority in principal amount of the Bonds at the time Outstanding;

(4)    the Company pursuant to or within the meaning of any Bankruptcy Law

(i)              commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)           consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)             makes a general assignment for the benefit of its creditors;

(5)    a court of competent jurisdiction enters an order under any Bankruptcy Law that

(i)           is for relief against the Company in an involuntary case,

(ii)           appoints a Custodian of the Company or for all or substantially all of its property, or

(iii)           orders the liquidation of the Company, and the orders remain unstayed and in effect for 90 days;

(6)     entry by any court having jurisdiction over the Company of a final and non-appealable judgment or order for the payment of money in excess of $25,000,000.00 (before the application of any pre-judgment interest), singly or in the aggregate for all such final judgments or orders against any Subsidiary; or

(7)          the Company ceases conducting its business (including, for this purpose, the business conducted by or through any direct or indirect Subsidiaries) or liquidates all or substantially all of its assets (meaning, for this purpose, all or substantially all of the combined assets of the Company and its direct and indirect Subsidiaries).

 (b)    In each and every such case, unless the principal of all the Bonds shall have already become due and payable, either the Trustee or the holders of a majority in aggregate principal amount of the Bonds then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Bondholders), may declare the principal of (and premium, if any, on) and accrued and unpaid interest on all the Bonds to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

(c)    At any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Bonds then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)    the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Bonds and the principal of (and premium, if any, on) any and all Bonds that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Bonds to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07, and

(2)    any and all Events of Default under the Indenture, other than the nonpayment of principal on Bonds that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06.
 No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d)    In case the Trustee shall have proceeded to enforce any right with respect to Bonds under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.
Section 6.02    Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)    The Company covenants that

(1)    in case it shall default in the payment of any installment of interest on any of the Bonds, as and when the same shall have become due and payable, and such default shall have continued for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least a majority in principal amount of the Bonds at the time Outstanding, or

(2)    in case it shall default in the payment of the principal of (or premium, if any, on) any of the Bonds when the same shall have become due and payable, whether upon maturity or upon redemption, and such default shall have continued for a period of 90 days, after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least a majority in principal amount of the Bonds at the time Outstanding, then, upon demand of the Trustee or the Bondholders of a majority in aggregate principal amount of the Bonds, the Company will pay to the Trustee, for the benefit of the holders of the Bonds, the whole amount that then shall have become due and payable on all such Bonds for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Bonds; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.07.

(b)    If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due, including but not limited to exercising its rights under any Collateral Documents, and unpaid and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Bonds, wherever situated. In addition to any action or proceeding at law or in equity, the Trustee shall have the right to cause the Company to cause the sale of all the Company Assets and may collect the moneys received from such sales, following the payment of any indebtedness and any fees, costs or expenses of such sales.

(c)    In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Bonds allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.07; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Bonds to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Bondholders, to pay to the Trustee any amount due it under Section 7.07.

(d)    All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to the Bonds, may be enforced by the Trustee without the possession of any of such Bonds, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.07, be for the ratable benefit of the holders of the Bonds. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

Section 6.03    Application of Moneys Collected.

Any moneys collected by the Trustee pursuant to this Article together with any funds held by the Trustee shall be applied in the following order, at the date or dates fixed by the Trustee:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.07;

SECOND: To the payment of the amounts then due and unpaid upon Bonds of principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal (and premium, if any) and interest, respectively;

THIRD: Upon written direction of the Company, to the payment of the remainder, if any, to the Company or any other Person as directed by the Company.

Section 6.04    Limitation on Suits.

No holder of any Bond shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)    such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof specifying such Event of Default, as hereinbefore provided;

(2)    the holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder;

(3)    such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(4)    the Trustee for sixty (60) days after its receipt of such notice, request, and offer of indemnity, shall have failed to institute any such action, suit or proceeding and

(5)    notwithstanding anything contained herein to the contrary, the right of any holder of any Bond to receive payment of the principal of (and premium, if any) and interest on such Bond, as therein provided, on the respective due dates expressed in such Bond (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Bond hereunder it is expressly understood, intended and covenanted by the taker and holder of every Bond with every other such taker and holder and the Trustee, that no one or more holders shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb, or prejudice the rights of the holders of any other of such Bonds, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Bonds. For the protection and enforcement of the provisions of this Section, each and every Bondholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.05    Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a)    All powers and remedies given by this Article to the Trustee or to the Bondholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Bonds, by judicial proceedings, execution upon the Collateral Documents, or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Bonds.

(b)    No delay or omission of the Trustee or of any holder of any of the Bonds to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or the Bondholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Bondholders.

Section 6.06    Control by Bondholders.

The holders of a majority in aggregate principal amount of the Bonds at the time Outstanding, determined in accordance with Section 8.01, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee or its counsel, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Bonds at the time Outstanding affected thereby, determined in accordance with Section 8.01, may on behalf of the holders of all of the Bonds waive any past default in the performance of any of the covenants contained herein and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any of the Bonds as and when the same shall become due by the terms of such Bonds otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.01(c)) or in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the holder of each Outstanding Bond affected. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee, and the holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.07    Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Bonds by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding more than 10% in aggregate principal amount of the Outstanding Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Bond, on or after the respective due dates expressed in such Bond or established pursuant to this Indenture.

ARTICLE VII

CONCERNING THE TRUSTEE

Section 7.01    Certain Duties and Responsibilities of Trustee.

(a)    The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (that has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

 (1)    prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred: the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall only be responsible for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Bonds; and

(4)    None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

Section 7.02    Notice of Defaults.

(a)  The Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default hereunder, unless a Responsible Officer of the Trustee shall be specifically notified in writing of such default or Event of Default by the Company, or the holders of at least 25% in principal amount of all Outstanding Bonds, and in the absence of such notice so delivered, the Bond Trustee may conclusively assume there is no default except as aforesaid.

(b) If an Event of Default occurs hereunder of which the Trustee has notice or is deemed to have notice in accordance with Section 7.02(a), the Trustee shall promptly give the holders notice of such Event of Default; provided, however, that in the case of any Event of Default of the character specified in clause (3) of Section 6.01(a), no such notice to holders shall be given until at least 30 days after the occurrence thereof.

Section 7.03    Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a)    The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company, by an authorized signatory thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c)    The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from any liability in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Bondholders, pursuant to the provisions of this Indenture, unless such Bondholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs;

(e)    The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Bonds (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)           None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;

(h)           In no event shall the Trustee, including its Responsible Officers, be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties;

(j)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder should it act as Paying Agent or Registrar at any time and each agent, custodian and other person employed by the Trustee to act hereunder; and

(k)               The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.04     Trustee Not Responsible for Recitals or Issuance or Bonds.

 (a)    The recitals contained herein and in the Bonds shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)    The Trustee makes no representations as to the validity, adequacy or sufficiency of this Indenture, of the Bonds and Collateral Documents.

(c)    The Trustee shall not be accountable for the use or application by the Company of any of the Bonds or of the proceeds of such Bonds, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

 Section 7.05    May Hold Bonds.

The Trustee or any paying agent or Bond Registrar, in its individual or any other capacity, may become the owner or pledgee of Bonds with the same rights it would have if it were not Trustee, paying agent or Bond Registrar.

Section 7.06    Moneys Held in Trust.

Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

Section 7.07    Compensation and Reimbursement.

(a)    The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee (including, without limitation, fees for extraordinary services rendered), and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ and the reimbursement of all extraordinary expenses incurred) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith, as determined by a court of competition jurisdiction. The fees, charges and expenses specified herein are for the typical and customary services as trustee. Fees for additional or extraordinary services not now part of the customary services provided, such as special services during default or additional government reporting requirements will be charged at the then current rates for such services.

The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, claims, damages, liability or expense incurred without gross negligence or bad faith on the part of the Trustee, as determined by a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder and the taking of any enforcement actions under the Collateral Documents, including the costs and expenses of defending itself against any claim of liability in the premises.

(b)    The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a Lien prior to that of the Bonds upon all property and funds held or collected by the Trustee as such.

(c)           The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Section 7.08    Reliance on Manager’s Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a Manager’s Certificate delivered to the Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 7.09    Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has a conflicting interest, or within 30 days after receiving written notice from the Company that it has a conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 7.11.

Section 7.10    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Bonds issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, have at all times met the regulatory established net-capital, maintain at least Five Million U.S. Dollars ($5,000,000) of fidelity insurance per account, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.11.

Section 7.11    Resignation and Removal; Appointment of Successor.

(a)    The Trustee or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Bondholders, as their names and addresses appear upon the Bond Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of an authorized signatory of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

 (b)    In case at any time any one of the following shall occur:

(1)    the Trustee shall fail to comply with the provisions of Section 7.09 after written request therefor by the Company or by any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months; or

(2)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.10 and shall fail to resign after written request therefor by the Company or by any such Bondholder; or

(3)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Bonds and appoint a successor trustee by written instrument, in duplicate, executed by order of an authorized signatory of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, unless, in the case of a failure to comply with Section 7.09, any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The holders of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

(d)    Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Bonds pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.12.

Section 7.12    Acceptance of Appointment by Successor.

(a)    In case of the appointment hereunder of a successor trustee with respect to all Bonds, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

 (b)    Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(d)    No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(e)    Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Bondholders, as their names and addresses appear upon the Bond Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 7.13    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.09 and eligible under the provisions of Section 7.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

ARTICLE VIII
CONCERNING THE BONDHOLDERS

Section 8.01    Evidence of Action by Bondholders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Bonds may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders in Person or by agent or proxy appointed in writing. If the Company shall solicit from the Bondholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by a Manager’s Certificate, fix in advance a record date for the determination of Bondholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Bondholders of record at the close of business on the record date shall be deemed to be Bondholders for the purposes of determining whether Bondholders of the requisite proportion of Outstanding Bonds have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Bonds shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Bondholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02    Proof of Execution by Bondholders.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Bondholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Bonds shall be sufficient if made in the following manner:

(a)    The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)    The ownership of Bonds shall be proved by the Bond Register of such Bonds or by a certificate of the Bond Registrar thereof.

(c)    The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 8.03    Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Bond, the Company, the Trustee, any paying agent and any Bond Registrar may deem and treat the Person in whose name such Bond shall be registered upon the books of the Company as the absolute owner of such Bond (whether or not such Bond shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Bond Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and (subject to Section 2.02) interest on such Bond and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Bond Registrar shall be affected by any notice to the contrary.

Section 8.04    Certain Bonds Owned by Company Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Bonds have concurred in any direction, consent of waiver under this Indenture, the Bonds that are owned by the Company or any other obligor or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds that the Trustee actually knows are so owned shall be so disregarded. The Bonds so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05    Actions Binding on Future Bondholders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action, any holder of a Bond that is shown by the evidence to be included in the Bonds the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Bond. Except as aforesaid any such action taken by the holder of any Bond shall be conclusive and binding upon such holder and upon all future holders and owners of such Bond, and of any Bond issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Bond. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Bonds.

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.01    Supplemental Indentures without the Consent of Bondholders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, without the consent of the Bondholders, for one or more of the following purposes:

(1)    to cure any ambiguity, defect, or inconsistency or to correct any scriveners error or other mistake herein or in the Bonds;

(2)    to comply with Article X;

(3)    to provide for uncertificated Bonds in addition to or in place of certificated Bonds;

(4)    to add to the covenants, restrictions, conditions or provisions relating to the Company for the benefit of the holders of all of the Bonds, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, or to surrender any right or power herein conferred upon the Company;

(5)    to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Bonds (prior to the issuance thereof), as herein set forth;

(6)    to make any change that does not adversely affect the rights of any Bondholder in any material respect;

(7)    to provide for the issuance of and establish the form and terms and conditions of the Bonds, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or Bonds, or to add to the rights of the holders of any Bonds;

(8)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.12; or

(9)    to comply with any requirements of the Commission or any successor.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Bonds at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02    Supplemental Indentures with Consent of Bondholders.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Bond then Outstanding and affected thereby:

(1)    extend the maturity of the principal of, or any installment of principal of or interest on, any Bond, or reduce the principal amount thereof, or reduce the rate of interest or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any other Bond which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01 or change the coin or currency in which any Bond or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date), or

(2)    reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or

(3)    modify any of the provisions of this Section or Section 6.06 relating to waivers of default, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Bond affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.12 and 9.01(8).

Section 9.03    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.01, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04    Bonds Affected by Supplemental Indentures.

Bonds affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon the Bonds may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds so modified as to conform, in the opinion of an authorized signatory of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Bonds then Outstanding.

Section 9.05    Execution of Supplemental Indentures.

Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of Bondholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. Prior to the execution of any supplemental indenture or amendment to the indenture, the Trustee, shall receive from the Company an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Bondholders as their names and addresses appear upon the Bond Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X
SUCCESSOR ENTITY

Section 10.01    Company May Consolidate, Etc.

Except as set forth in a Manager’s Certificate, or established in one or more indentures supplemental to this Indenture, nothing contained in this Indenture or in any of the Bonds shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agrees that, upon any such consolidation or merger (in each case, if the Company is not the survivor of such transaction), sale, conveyance, transfer or other disposition, (a) the due and punctual payment of the principal of (and premium, if any) and interest on all of the Bonds in accordance with the terms thereof, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property and (b) in the event that the Bonds then Outstanding are convertible into or exchangeable for shares of common stock or other securities of the Company, such entity shall, by such supplemental indenture, make provision so that the Bondholders shall thereafter be entitled to receive upon conversion or exchange of such Bonds the number of securities or property to which a holder of the number of shares of common stock or other securities of the Company deliverable upon conversion or exchange of those Bonds would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition.

Section 10.02    Successor Entity Substituted.

(a)    In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations set forth under Section 10.01 on all of the Bonds Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Bonds.

(b)    In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Bonds thereafter to be issued as may be appropriate.

(c)    Nothing contained in this Article shall require any action by the Company in the case of a consolidation or merger of any Person into the Company where the Company is the survivor of such transaction, or the acquisition by the Company, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company).

Section 10.03     Evidence off Consolidation, Etc. to Trustee.

The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

ARTICLE XI
SATISFACTION AND DISCHARGE; REDEMPTION

Section 11.01    Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Bonds herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)     all Bonds theretofore authenticated and delivered (other than (i) any Bonds that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.06 and (ii) Bonds for whose payment money or noncallable Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.05) have been delivered to the Trustee for cancellation;

(2)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)    the Company has delivered to the Trustee a Manager’s Certificate and an Opinion of Counsel, each stating that all the conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (y) of clause (1) of this Section, the obligations of the Trustee under Sections 11.03 and 11.05 shall survive.

Section 11.02    Deposited Moneys to be Held in Trust.

All moneys or Governmental Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the Bondholders for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

Section 11.03    Payment of Moneys Held by Paying Agents.

In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 11.04    Repayment to Company.

Any moneys or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of (or premium, if any) or interest on the Bonds that are not applied but remain unclaimed by the holders of such Bonds for at least two years after the date upon which the principal of (and premium, if any) or interest on such Bonds shall have respectively become due and payable, or such other shorter period set forth in applicable escheat or abandoned property law, shall be repaid to the Company on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Bonds entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof as an unsecured general creditor, unless an abandoned property law designates another Person.

Section 11.05    Reinstatement

If the Trustee (or other qualifying trustee or any paying agent appointed as provided herein) is unable to apply any moneys or Government Obligations in accordance with this Article 11 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Bonds shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee or paying agent) is permitted to apply all such moneys and Government Obligations in accordance with this Article 11; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest if any, on the Bonds following the reinstatement of its obligations as aforesaid, the Company shall be subrogated to the rights of the Bondholders to receive such payment from the funds held by the Trustee (or other qualifying trustee or paying agent).

ARTICLE XII
IMMUNITY OF ORGANIZERS, MEMBERS, OFFICERS AND MANAGERS

Section 12.01    No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Bond, or for any claim based thereon or otherwise in respect thereof, shall be had against any organizer, member, officer or manager, past, present or future as such, of the Company or of any predecessor or successor entity, either directly or through the Company or any such predecessor or successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, members, officers or managers as such, of the Company or of any predecessor or successor entity, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such organizer, member, officer or manager as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Bonds.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

Section 13.01    Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 13.02    Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

Section 13.03    Surrender of Company Powers.

The Company by instrument in writing executed by authority of an authorized signatory and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

Section 13.04    Notices

Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Bonds to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: c/o Megatel Capital Investment LLC, 2101 Cedar Springs, Suite 700, Dallas, Texas 75201. Any notice, election, request or demand by the Company or any Bondholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

Section 13.05    Governing Law.

This Indenture and each Bond shall be deemed to be a contract made under the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of said State.

Section 13.06    Treatment of Bonds as Debt.

It is intended that the Bonds will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

Section 13.07    Compliance Certificates and Opinions.

(a)    Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company, shall furnish to the Trustee a Manager’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.08    Payments on Business Days.

Except as set forth in a Manager’s Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Bond or the date of redemption of any Bond shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

Section 13.09    Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 13.10    Separability.

In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Bonds, but this Indenture and such Bonds shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.11    Electronic Storage.

The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

MCI INCOME FUND V, LLC
a Delaware limited liability company

By:
Name:
Its:
Authorized Signatory

UMB BANK, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A-1

(Form of Series A Bond)

(Filed as Exhibit 3(b) to the Company’s Offering Statement)

EXHIBIT A-2

(Form of Series A R-Bond)

(Filed as Exhibit 3(d) to the Company’s Offering Statement)

EXHIBIT B

(Form of Pledge and Security Agreement)

(Filed as Exhibit 5 to the Company’s Offering Statement)